Exhibit 32.1. Section 1350 Certification by Chief Executive Officer and Chief Financial Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Revelstoke Industries, Inc. (the “Company”) on Form 10-QSB for the quarter ending November 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gordon C. McDougall, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/     Gordon C. McDougall
Gordon C. McDougall, CEO and CFO
January 19, 2006